News Release

International Paper Reports Second Quarter 2017 Earnings

MEMPHIS, Tenn. – July 27, 2017 – International Paper (NYSE: IP) today reported second quarter 2017 net earnings attributable to International Paper of $80 million ($0.19 per share) compared with net earnings of $209 million ($0.50 per share) for the first quarter of 2017 and net earnings of $40 million ($0.10 per share) in the second quarter of 2016. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Second Quarter 2017	First Quarter 2017	Second Quarter 2016
Net Earnings	$0.19	$0.50	$0.10
Add Back – Discontinued Operations (Gain) Loss	—	—	—
Net Earnings (Loss) from Continuing Operations	0.19	0.50	0.10
Add Back – Non-Operating Pension Expense	0.05	0.05	0.72
Add Back – Net Special Items Expense (Income)	0.41	0.05	0.10
Adjusted Operating Earnings*	$0.65	$0.60	$0.92

*
Adjusted operating earnings (non-GAAP) is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. Non-operating pension expense in the second quarter of 2016 included a pre-tax charge of $439 million ($270 million after taxes or $0.65 per share) for a settlement accounting charge associated with payments under a term-vested lump sum buyout.

Adjusted operating earnings in the second quarter of 2017 were $270 million ($0.65 per share) compared with $249 million ($0.60 per share) in the first quarter of 2017 and $379 million ($0.92 per share) in the second quarter of 2016.
Quarterly net sales were $5.8 billion in the second quarter of 2017 compared with $5.5 billion in the first quarter of 2017 and $5.3 billion in the second quarter of 2016. The year-over-year revenue increase was primarily due to the pulp business that was acquired in late 2016.
Business segment operating profits in the second quarter of 2017 were $129 million, compared with $428 million in the first quarter of 2017 and $627 million in the second quarter of 2016. The second quarter of 2017 includes the impact of the Kleen Products settlement.
Cash provided by operations was $645 million in the second quarter of 2017 and $605 million in the second quarter of 2016. Free cash flow (non-GAAP) was $355 million for the second quarter of 2017 and $527 million in the second quarter of 2016.

“Solid second quarter results were supported by healthy demand in our North American Industrial Packaging business and record fluff pulp sales which were partially offset by higher than expected OCC costs,” said Mark Sutton, Chairman and Chief Executive Officer.  “Looking forward, we see margin expansion associated with the realization of our announced price increases, acquisition synergies and significantly lower outage expenses driving a very strong second half and putting IP on track to deliver our full year earnings target.”

SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items (non-GAAP). The combination of IP's legacy pulp business with the acquired pulp business in 2016 is now called Global Cellulose Fibers and reported as a separate business segment (previously reported in Printing Papers). Prior periods have been restated to reflect this change. Second quarter 2017 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the second quarter of 2017 were $50 million ($407 million excluding special items) compared with $365 million ($360 million excluding special items) in the first quarter of 2017.  U.S. box shipments remain strong driven by favorable domestic conditions. Earnings were also favorably impacted by solid sales price realization and strong demand for U.S. kraft linerboard exports. This was partially offset by mill outage costs and rising costs for OCC.
Global Cellulose Fibers operating profits in the second quarter of 2017 were $7 million ($12 million excluding special items) compared with a loss of $70 million (a loss of $51 million excluding special items) in the first quarter of 2017. The business achieved record fluff pulp sales volumes in the quarter as global demand for fluff pulp remains strong. Greater synergy benefits, favorable pricing and lower overall manufacturing cost, along with lower planned maintenance outage expenses, contributed to the earnings increase.
Printing Papers operating profits were $86 million ($88 million excluding special items) in the second quarter of 2017 versus $100 million in the first quarter of 2017. Earnings in North America were impacted by lower sales volumes, unfavorable mix and heavy maintenance outage expenses, partially offset by higher export sales volume from Brazil.

Consumer Packaging operating profits were a loss of $14 million (a loss of $5 million excluding special items) in the second quarter of 2017 compared with earnings of $33 million in the first quarter of 2017. The earnings decrease in the quarter was largely attributable to annual outage expenses and reliability issues at the Augusta, GA mill.

International Paper recorded Ilim joint venture equity earnings of $21 million in the second quarter of 2017 compared with $50 million in the first quarter of 2017. Operationally, sales volumes were seasonally higher and average sales price realizations improved, primarily for export sales, however, maintenance outage costs were higher. The Company recognized a non-cash after-tax foreign exchange loss of $18 million in the second quarter of 2017 ($0.04 per share), compared with a gain of $23 million in the first quarter of 2017 ($0.06 per share), primarily due to Ilim’s U.S. dollar denominated net debt.
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, were $4 million for the second quarter of 2017, compared with $11 million in the first quarter of 2017.

EFFECTIVE TAX RATE
The reported effective tax rate for the second quarter of 2017 was 298%, reflecting a tax benefit for the second quarter of $89 million that includes a net $47 million tax benefit primarily related to planned income tax refund claims, compared to a 2017 first quarter effective tax rate of 34%. Excluding special items and non-operating pension expense, the effective tax rate for the second quarter of 2017 was 30%, compared with an effective tax rate of 30.5% in the first quarter of 2017.  The lower rate of 30% in the second quarter was due to the benefit of a state tax rate change.

EFFECTS OF SPECIAL ITEMS
Special items in the second quarter of 2017 included a pre-tax gain of $16 million ($11 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax gain of $14 million ($9 million after taxes) related to the sale of our investment in ArborGen and a gain of $2 million (before and after taxes) for other items. Special items also included a pre-tax charge of $354 million ($219 million after taxes) related to an agreement to settle the Kleen Products antitrust class action lawsuit, a pre-tax loss of $9 million ($4 million after taxes) for the impairment of the assets of our Foodservice business in Asia, a pre-tax loss of $5 million ($3 million after taxes) for integration costs associated with the 2016 acquisition of the Weyerhaeuser pulp business, and a net charge of $1 million (before and after taxes) for other items. Also included in special items is a net tax benefit of $47 million primarily due to planned income tax refund claims.
Special items in the first quarter of 2017 included a pre-tax charge of $14 million ($8 million after taxes) to amortize the inventory fair value step-up of the pulp business acquired in December 2016, pre-tax charges of $4 million ($2 million after taxes) for costs associated with the acquisition of that business, a net bargain purchase gain of $6 million (before and after taxes) on the June 2016 acquisition of the Holmen Paper newsprint mill in Madrid, Spain and a charge of $2 million (before and after taxes) for other items. Also included in special items is a $15 million tax expense associated with an international investment restructuring.
Special items in the second quarter of 2016 included a pre-tax charge of $28 million ($20 million after taxes) for costs associated with the sale of our Asia corrugated packaging business, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the agreement to purchase the Weyerhaeuser pulp business, a tax expense of $23 million associated with 2016 cash pension contributions and a tax benefit of $6 million related to an international legal entity restructuring.

EARNINGS WEBCAST
The company will host a webcast to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Performance/Investors tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 45362543. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 45362543.

ABOUT INTERNATIONAL PAPER
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa and Russia. We produce packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; papers that facilitate education and communication; and paper bags, cups and food containers that provide convenience and portability. We are headquartered in Memphis, Tenn., and employ approximately 55,000 colleagues located in more than 24 countries. Net sales for 2016 were $21 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) the failure to realize the expected synergies and cost-savings from our purchase of the pulp business of Weyerhaeuser Company or delay in realization thereof; and (viii) our ability to achieve the benefits we expect from all other strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2017		2016		2017		2017		2016
Net Sales	$5,772		$5,322		$5,511		$11,283		$10,432
Costs and Expenses
Cost of products sold	4,105	(a)	4,112	(h)	3,940	(l)	8,045	(p)	7,723	(h)
Selling and administrative expenses	422	(b)	386	(i)	422	(m)	844	(q)	762	(i)
Depreciation, amortization and cost of timber harvested	357		301		345		702		585
Distribution expenses	390		339		379		769		659
Taxes other than payroll and income taxes	43		41		45		88		82
Restructuring and other charges	(16)	(c)	—		—		(16)	(c)	1	(s)
Net (gains) losses on sales and impairment of businesses	9	(d)	28	(j)	—		9	(d)	65	(t)
Litigation settlement	354	(e)	—		—		354	(e)	—
Net bargain purchase gain on acquisition of business	—		—		(6)	(n)	(6)	(n)	—
Interest expense, net	137	(f)	129		142		279	(f)	252
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	(29)	(a-f)	(14)	(h-j)	244	(l-n)	215	(c-f,n,p,q)	303	(h,i,s,t)
Income tax provision (benefit)	(89)	(g)	(9)	(k)	83	(o)	(6)	(r)	32	(u)
Equity earnings (loss), net of taxes	20		45		48		68		108
Earnings (Loss) From Continuing Operations	80	(a-g)	40	(h-k)	209	(l-o)	289	(c-f,n,p-r)	379	(h,i,s-u)
Discontinued operations, net of taxes	—		—		—		—		(5)	(v)
Net Earnings (Loss)	80	(a-g)	40	(h-k)	209	(l-o)	289	(c-f,n,p-r)	374	(h,i,s-v)
Less: Net earnings (loss) attributable to noncontrolling interests	—		—		—		—		—
Net Earnings (Loss) Attributable to International Paper Company	$80	(a-g)	$40	(h-k)	$209	(l-o)	$289	(c-f,n,p-r)	$374	(h,i,s-v)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.19	(a-g)	$0.10	(h-k)	$0.51	(l-o)	$0.70	(c-f,n,p-r)	$0.92	(h,i,s-u)
Discontinued operations	—		—		—		—		(0.01)	(v)
Net earnings (loss)	$0.19	(a-g)	$0.10	(h-k)	$0.51	(l-o)	$0.70	(c-f,n,p-r)	$0.91	(h,i,s-v)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.19	(a-g)	$0.10	(h-k)	$0.50	(l-o)	$0.69	(c-f,n,p-r)	$0.91	(h,i,s-u)
Discontinued operations	—		—		—		—		(0.01)	(v)
Net earnings (loss)	$0.19	(a-g)	$0.10	(h-k)	$0.50	(l-o)	$0.69	(c-f,n,p-r)	$0.90	(h,i,s-v)
Average Shares of Common Stock Outstanding - Diluted	416.4		414.7		416.0		416.7		415.1
Cash Dividends Per Common Share	$0.4625		$0.4400		$0.4625		$0.9250		$0.8800
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$80	(a-g)	$40	(h-k)	$209	(l-o)	$289	(c-f,n,p-r)	$379	(h,i,s-u)
Discontinued operations, net of tax	—		—		—		—		(5)	(v)
Net earnings	$80	(a-g)	$40	(h-k)	$209	(l-o)	$289	(c-f,n,p-r)	$374	(h,i,s-v)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $5 million ($3 million after taxes) associated with the pulp, coated paperboard, containerboard and printing papers businesses for abandoned property at our mills.

(b)	Includes a pre-tax charge of $5 million ($3 million after taxes) for integration costs associated with the pulp business acquired in December 2016.

(c)	Includes a gain of $14 million ($9 million after taxes) related to the sale of our investment in ArborGen and a gain of $2 million (before and after taxes) for other items.

(d)	Includes a pre-tax charge of $9 million ($4 million after taxes) for the impairment of the assets of our Foodservice business in Asia.

(e)	Includes a pre-tax charge of $354 million ($219 million after taxes) related to the agreement to settle the Kleen Products anti-trust class action lawsuit.

(f)	Includes a pre-tax gain of $4 million ($2 million after taxes) for interest income related to an income tax refund claim.

(g)	Includes a net tax benefit of $47 million primarily due to planned income tax refund claims.

(h)	Includes a pre-tax charge of $439 million ($270 million after taxes) for a settlement accounting charge associated with term-vested lump sum pension payments.

(i)	Includes a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the agreement to purchase the Weyerhaeuser Pulp business.

(j)	Includes a pre-tax charge of $28 million ($20 million after taxes) for costs associated with the sale of our Asia corrugated packaging business.

(k)	Includes a tax expense of $23 million associated with 2016 cash pension contributions and a tax benefit of $6 million related to an international legal entity restructuring.

(l)
Includes a pre-tax charge of $14 million ($8 million after taxes) to amortize the inventory fair value step-up for the pulp business acquired in December 2016 and charges of $2 million (before and after taxes) for other costs.

(m)	Includes a pre-tax charge of $4 million ($2 million after taxes) for costs associated with the pulp business acquisition in December 2016.

(n)	Includes a net bargain purchase gain of $6 million (before and after taxes) associated with the June 2016 Holmen Paper mill acquisition in Madrid, Spain.

(o)	Includes a tax expense of $15 million for international investment restructuring.

(p)
Includes a pre-tax charge of $14 million ($8 million after taxes) to amortize the inventory fair value step-up for the pulp business acquired in December 2016, and pre-tax charges of $7 million ($5 million after taxes) associated with the pulp, coated paperboard, containerboard and printing papers businesses for abandoned property at our mills.

(q)	Includes a pre-tax charge of $9 million ($5 million after taxes) for costs associated with the pulp business acquisition in December 2016.

(r)	Includes a net tax benefit of $47 million primarily due to planned income tax refund claims and a tax expense of $15 million for international investment restructuring.

(s)
Includes a pre-tax gain of $8 million ($5 million after taxes) related to the sale of our investment in Arizona Chemical, and a pre-tax charge of $9 million ($6 million after taxes) for costs associated with the Riegelwood mill conversion to 100% pulp production.

(t)	Includes a pre-tax charge of $65 million ($54 million after taxes) for the impairment of the assets of our Asia corrugated packaging business and costs associated with the sale of that business.

(u)
Includes a tax benefit of $57 million related to the legal restructuring of our Brazil Packaging business, a tax expense of $23 million associated with 2016 cash pension contributions, a tax benefit of $14 million related to the closure of a U.S. federal tax audit, and a tax benefit of $6 million related to an international legal entity restructuring.

(v)	Includes a pre-tax charge of $8 million ($5 million after taxes) for a legal settlement associated with the xpedx business.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2017		2016		2017		2017		2016
Net Earnings (Loss) Attributable to International Paper Company	$80		$40		$209		$289		$374
Add back: Discontinued operations (gain) loss	—		—		—		—		5	(e)
Earnings (Loss) from Continuing Operations, including non-controlling interest	80		40		209		289		379
Add back: Non-operating pension expense	21		299	(g)	19		40		326	(g)
Add back: Special items expense (gain)	169	(a)	40	(b)	21	(c)	190	(d)	4	(f)
Adjusted Operating Earnings	$270		$379		$249		$519		$709

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2017		2016		2017		2017		2016
Diluted Earnings per Common Share as Reported	$0.19		$0.10		$0.50		$0.69		$0.90
Add back: Discontinued operations (gain) loss	—		—		—		—		0.01
Continuing Operations	0.19		0.10		0.50		0.69		0.91
Add back: Non-operating pension expense	0.05		0.72		0.05		0.10		0.79
Add back: Special items expense (gain)	0.41		0.10		0.05		0.46		0.01
Adjusted Operating Earnings per Share	$0.65		$0.92		$0.60		$1.25		$1.71
Notes:

(a)	See footnotes (a) - (g) on the Consolidated Statement of Operations

(b)	See footnotes (i) - (k) on the Consolidated Statement of Operations

(c)	See footnotes (l) - (o) on the Consolidated Statement of Operations

(d)	See footnotes (c) - (f), (n), (p) - (r) on the Consolidated Statement of Operations

(e)	See footnote (v) on the Consolidated Statement of Operations

(f)	See footnotes (i), (s) - (u) on the Consolidated Statement of Operations

(g)	See footnote (h) on the Consolidated Statement of Operations

(1)
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2017		2016		2017		2017		2016
Industrial Packaging	$3,706		$3,520		$3,499		$7,205		$6,931
Global Cellulose Fibers	612		259		564		1,176		471
Printing Papers	1,017		1,012		995		2,012		1,984
Consumer Packaging	474		501		466		940		996
Corporate and Inter-segment Sales	(37)		30		(13)		(50)		50
Net Sales	$5,772		$5,322		$5,511		$11,283		$10,432
Operating Profit by Business Segment
	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2017		2016		2017		2017		2016
Industrial Packaging	$50	(a)	$458	(f)	$365	(a)	$415	(a)	$854	(f)
Global Cellulose Fibers	7	(b)	(21)	(g)	(70)	(b)	(63)	(b)	(71)	(g)
Printing Papers	86	(c)	117		100		186	(c)	252
Consumer Packaging	(14)	(d)	73		33		19	(d)	89	(h)
Total Business Segment Operating Profit	$129		$627		$428		$557		$1,124

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$(29)		$(14)		$244		$215		$303
Interest expense, net	137	(e)	129		142		279	(e)	252
Noncontrolling interest/equity earnings adjustment (j)	(1)		—		—		(1)		—
Corporate items, net	4		25		11		15		46
Special items, net	(16)		—		—		(16)		(8)
Non-operating pension expense	34		487	(i)	31		65		531	(i)
Adjusted Operating Profit	$129		$627		$428		$557		$1,124
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$21		$46		$50		$71		$108

(a)
Includes a charge of $354 million for the three months and six months ended June 30, 2017 related to the agreement to settle the Kleen Products anti-trust class action lawsuit, a gain of $6 million for the three months ended March 31, 2017 and six months ended June 30, 2017 for a net bargain purchase gain associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain and charges of $3 million, $1 million and $4 million for the three months ended June 30, 2017 and March 31, 2017 and six months ended June 30, 2017, respectively, for other items.

(b)
Includes a charge of $14 million for the three months ended March 31, 2017 and six months ended June 30, 2017 for the amortization of the inventory fair value step-up for the pulp business acquired in December 2016, charges of $5 million, $4 million and $9 million for the three months ended June 30, 2017 and March 31, 2017 and six months ended June 30, 2017, respectively, for costs associated with the acquisition and integration of that business and a charge of $1 million for the three months ended March 31, 2017 and six months ended June 30, 2017 for other items.

(c)	Includes a charge of $2 million for the three months and six months ended June 30, 2017 for other items.

(d)	Includes a charge of $9 million for the three months and six months ended June 30, 2017 for the impairment of the assets of our Foodservice business in Asia.

(e)	Includes a gain of $4 million for the three months and six months ended June 30, 2017 for interest income associated with an income tax refund claim.

(f)
Includes a charge of $28 million and $65 million for the three months and six months ended June 30, 2016, respectively, for the impairment of the assets of our corrugated packaging business in Asia and costs associated with the sale of that business.

(g)	Includes a charge of $5 million for the three months and six months ended June 30, 2016 for costs associated with the agreement to purchase the Weyerhaeuser pulp business.

(h)	Includes a charge of $9 million for the six months ended June 30, 2016 for costs associated with the Riegelwood mill conversion to 100% pulp production.

(i)	Includes a charge of $439 million for the three months and six months ended June 30, 2016 for a settlement accounting charge associated with term-vested lump sum payments.

(j)
Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit (Loss) as Reported	$50	$7	$86	$(14)	$129
Special Items Expense (Income) (a)	357	5	2	9	373
Operating Profit (Loss) Before Special Items	$407	$12	$88	$(5)	$502

	Three Months Ended June 30, 2016
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit (Loss) as Reported	$458	$(21)	$117	$73	$627
Special Items Expense (Income) (b)	28	5	—	—	33
Operating Profit (Loss) Before Special Items	$486	$(16)	$117	$73	$660

	Three Months Ended March 31, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit (Loss) as Reported	$365	$(70)	$100	$33	$428
Special Items Expense (Income) (c)	(5)	19	—	—	14
Operating Profit (Loss) Before Special Items	$360	$(51)	$100	$33	$442

	Six Months Ended June 30, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit (Loss) as Reported	$415	$(63)	$186	$19	$557
Special Items Expense (Income) (a)	352	24	2	9	387
Operating Profit (Loss) Before Special Items	$767	$(39)	$188	$28	$944

	Six Months Ended June 30, 2016
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Consumer Packaging	Total
Operating Profit (Loss) as Reported	$854	$(71)	$252	$89	$1,124
Special Items Expense (Income) (d)	65	5	—	9	79
Operating Profit (Loss) Before Special Items	$919	$(66)	$252	$98	$1,203

(a)	See footnotes (a) - (d) on Sales and Earnings by Business Segment

(b)	See footnotes (f) - (g) on Sales and Earnings by Business Segment

(c)	See footnotes (a) - (b) on Sales and Earnings by Business Segment

(d)	See footnotes (f) - (h) on Sales and Earnings by Business Segment

(1) The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2017	2016	2017	2017	2016
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,648	2,642	2,537	5,185	5,161
Containerboard	797	770	813	1,610	1,510
Recycling	925	968	950	1,875	1,896
Saturated Kraft	41	44	46	87	91
Gypsum /Release Kraft	58	47	53	111	93
Bleached Kraft	6	5	7	13	11
EMEA Packaging (c) (d)	400	373	374	774	747
Asian Box (c) (e)	—	105	—	—	208
Brazilian Packaging (c)	87	84	86	173	161
Industrial Packaging	4,962	5,038	4,866	9,828	9,878
Global Cellulose Fibers (In thousands of metric tons) (b)	896	451	877	1,773	818
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	465	460	489	954	935
European & Russian Uncoated Papers	380	389	359	739	762
Brazilian Uncoated Papers	288	272	264	552	526
Indian Uncoated Papers	67	61	61	128	124
Uncoated Papers	1,200	1,182	1,173	2,373	2,347
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	289	306	291	580	614
European Coated Paperboard	94	99	99	193	193
Consumer Packaging	383	405	390	773	807

(a) Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(b) Includes North American, European and Brazilian volumes and internal sales to mills. Includes sales volumes from the pulp business acquired beginning December 1, 2016.
(c) Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.
(d) Excludes newsprint sales volumes at Madrid, Spain mill.
(e) Includes sales volumes through the date of sale on June 30, 2016.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2017	December 31, 2016
Assets
Current Assets
Cash and Temporary Investments	$1,041	$1,033
Accounts and Notes Receivable, Net	3,283	3,001
Inventories	2,361	2,438
Other	552	198
Total Current Assets	7,237	6,670
Plants, Properties and Equipment, Net	14,040	13,990
Forestlands	451	456
Investments	325	360
Financial Assets of Special Purpose Entities	7,042	7,033
Goodwill	3,409	3,364
Deferred Charges and Other Assets	1,373	1,220
Total Assets	$33,877	$33,093
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$824	$239
Accounts Payable and Accrued Liabilities	4,178	3,830
Total Current Liabilities	5,002	4,069
Long-Term Debt	10,392	11,075
Nonrecourse Financial Liabilities of Special Purpose Entities	6,287	6,284
Deferred Income Taxes	3,499	3,127
Pension Benefit Obligation	3,357	3,400
Postretirement and Postemployment Benefit Obligation	318	330
Other Liabilities	457	449
Equity
Invested Capital	(172)	(477)
Retained Earnings	4,717	4,818
Total Shareholders’ Equity	4,545	4,341
Noncontrolling interests	20	18
Total Equity	4,565	4,359
Total Liabilities and Equity	$33,877	$33,093

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2017	2016
Operating Activities
Net earnings (loss)	$289	$374
Depreciation, amortization and cost of timber harvested	702	585
Deferred income tax expense (benefit), net	304	22
Litigation Settlement	354	—
Restructuring and other charges	(16)	1
Pension plan contributions	—	(250)
Net bargain purchase gain on acquisition of business	(6)	—
Net (gains) losses on sales and impairments of businesses	9	65
Ilim dividends received	127	58
Equity (earnings) loss, net	(68)	(108)
Periodic pension expense, net	158	624
Other, net	73	65
Changes in current assets and liabilities
Accounts and notes receivable	(230)	(86)
Inventories	21	48
Accounts payable and accrued liabilities	(110)	(76)
Interest payable	(1)	13
Other	(328)	(110)
Cash Provided By (Used For) Operating Activities	1,278	1,225
Investment Activities
Invested in capital projects	(664)	(637)
Acquisitions, net of cash acquired	(44)	(61)
Proceeds from divestitures, net of cash divested	—	101
Proceeds from sale of fixed assets	17	11
Other	(39)	(106)
Cash Provided By (Used For) Investment Activities	(730)	(692)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(46)	(132)
Issuance of debt	132	1,204
Reduction of debt	(248)	(1,070)
Change in book overdrafts	(6)	6
Dividends paid	(382)	(362)
Cash Provided By (Used for) Financing Activities	(550)	(354)
Cash Included in Assets Held for Sale	(4)	—
Effect of Exchange Rate Changes on Cash	14	25
Change in Cash and Temporary Investments	8	204
Cash and Temporary Investments
Beginning of the period	1,033	1,050
End of the period	$1,041	$1,254

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash provided by (used for) Operating Activities	$645	$605	$1,278	$1,225
Adjustments:
Cash invested in capital projects	(290)	(328)	(664)	(637)
Cash contribution to pension plan	—	250	—	250
Free Cash Flow	$355	$527	$614	$838

(1) Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.